Exhibit 10.1

FORM OF

ADVISORY AGREEMENT

AMONG

PRIME REALTY INCOME TRUST, INC.,

PRIME REALTY INCOME PARTNERSHIP, LP

AND

THE PRIME GROUP, INC.

i

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (this “Agreement”), dated as of                     , 2009, is among Prime Realty Income Trust, Inc., a Maryland corporation (the “Corporation”), Prime Realty Income Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and The Prime Group, Inc., an Illinois corporation (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Corporation intends to qualify as a REIT (as defined below), and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code (as defined below);

WHEREAS, the Corporation is the general partner of the Operating Partnership and intends to conduct all of its business and make all investments in Real Estate Assets through the Operating Partnership or subsidiaries thereof;

WHEREAS, the Corporation and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and expertise of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision, of the Board of Directors (or the Conflicts Committee, if such responsibility is delegated by the Board of Directors to the Conflicts Committee) all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors (or the Conflicts Committee, if such responsibility is delegated by the Board of Directors to the Conflicts Committee), on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.             DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

Acquisition Expenses. Any and all expenses, exclusive of Acquisition Fees, incurred by the Corporation, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, acquisition, development or origination of any Real Estate Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable deposits or option payments on property not acquired, accounting fees and expenses, title insurance and the costs of performing due diligence. Notwithstanding the foregoing, Acquisition Expenses shall not include Contract Purchase Price.

Acquisition Fees. Any and all fees and commissions paid by any Person to any other Person (including any fees or commissions paid by or to the Advisor or any of its Affiliates) in connection with (i) the acquisition of a Property, (ii) the acquisition or origination of a Mortgage or other debt instrument, (iii) the acquisition of or investment in any real estate equity or debt security or (iv) the acquisition of equity interests in any real estate entity organized in connection with the investment activities described in any of clauses (i) – (iii) or any Joint Venture, in each case, including real estate commissions, selection fees, development fees or construction management fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Notwithstanding the foregoing, Acquisition Fees shall not include any development fees and construction management fees paid to any Person not affiliated with the Advisor in connection with the actual development and construction of a project.

Advisor. Initially, The Prime Group, Inc., an Illinois corporation, and thereafter any successor advisor to the Corporation, the Operating Partnership or any Person to which The Prime Group, Inc. or any successor advisor subcontracts substantially all of its functions in accordance with Section 16.

Advisor OP Units. OP Units constituting a separate series of limited partnership interests to be issued in accordance with Section 9(d).

Affiliate or Affiliated. With respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10.0%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10.0%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Agreement. Agreement shall have the meaning set forth in the preamble.

Asset Management Fee. A monthly fee paid to the Advisor as compensation for services rendered in connection with the management and disposition of Real Estate Assets owned by any Company Entity.

Average Invested Assets. For a specified period, the average of the aggregate book value of the assets of the Company Entities that have been invested, directly or indirectly, in Real Estate Assets, before deducting reserves for depreciation, bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. Average Invested Assets does not include proceeds from subscription payments received by the Corporation from investors, regardless of how held or denominated, until such proceeds have been invested in Real Estate Assets as described in the previous sentence.

Board of Directors. The individuals constituting the board of directors of the Corporation, as of any particular time, under the Charter, whether they be the directors named therein or additional or successor directors.

Bylaws. The bylaws of the Corporation, as the same are in effect from time to time.

Cause. With respect to the termination of this Agreement, fraud, criminal conduct or willful misconduct by the Advisor in the performance of its duties and obligations under this Agreement, or a material breach of this Agreement by the Advisor that remains uncured for a period of thirty (30) days following the date on which the Corporation has provided written notice of such material breach to the Advisor.

Charter. The articles of incorporation of the Corporation, as the same are in effect from time to time.

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Company Entities. Collectively, the Corporation, the Operating Partnership and each of their respective direct and indirect subsidiaries and any Joint Venture.

Competitive Real Estate Commission. A real estate or brokerage commission for the purchase or sale of property which is reasonable, customary and competitive in light of the size, type and location of the property.

Conflicts Committee. The conflicts committee established by the Board of Directors, which shall be comprised entirely of Independent Directors.

Construction Costs. With regard to any Property acquired prior to or during the construction or improvement stages of such Property, all hard and soft costs and expenses paid or incurred by any Company Entity that are in any way related to any construction or improvement of such Property, including, but not limited to, any debt, whether borrowed or assumed, land and direct construction costs, but excluding the Contract Purchase Price, any Development Costs and any Acquisition Expenses.

Contract Purchase Price. With respect to any Real Estate Asset, (i) the amount actually paid or allocated in respect of the acquisition of or investment in such Real Estate Asset, (ii) the proportionate share of the amount actually paid or allocated in respect of the Real Estate Asset owned by any Person in which any Company Entity acquires a majority economic interest and which the Corporation consolidates for financial reporting purposes in accordance with GAAP, (iii) the amount actually paid or allocated in respect of the origination of a Mortgage or other loan that is secured by or related to real estate or (iv) the amount actually paid or allocated in respect of an acquisition or investment in equity interests in any Joint Venture organized in connection with the investment activities described in any of clauses (i) and (iii); in each case, including debt (whether borrowed or assumed), but excluding any Acquisition Expenses.

Contract Sales Price. The total consideration received by any Company Entity for the sale of a Real Estate Asset.

Corporation. Corporation shall have the meaning set forth in the preamble of this Agreement.

Dealer Manager. Capital Financial Services, Inc., Spyglass Securities, LLC, an Affiliate of the Advisor or such other Person selected by the Board of Directors to act as the dealer manager for the Offering; provided that any Person that is acting as the Dealer Manager shall be a member of FINRA.

Dealer Manager Fee. Up to three percent (3.0%) of Gross Proceeds from the sale of primary Shares in the Offering (not including Shares sold pursuant to the Corporation’s dividend reinvestment plan) payable to the Dealer Manager for serving as the dealer manager of the Offering.

Development Costs. With regard to any Property acquired prior to or during the development stage of such Property, all hard and soft costs and expenses paid or incurred by any Company Entity that are in any way related to the development of such Property, including, but not limited to, any debt, whether borrowed or assumed, but excluding the Contract Purchase Price, any Construction Costs and any Acquisition Expenses.

Director. A member of the Board of Directors.

Distributions. Without duplication, any distributions of money or other property by the Corporation to owners of Shares or by the Operating Partnership to its partners, including distributions that may constitute a return of capital for federal income tax purposes.

ERISA. The Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

Excess Amount. Excess Amount shall have the meaning set forth in Section 12.

Expense Year. Expense Year shall have the meaning set forth in Section 12.

FINRA. The Financial Industry Regulatory Authority, Inc. or any successor agency thereto.

GAAP. Generally accepted accounting principles as in effect in the United States of America from time to time.

Good Reason. With respect to the termination of this Agreement, (i) any failure to obtain a satisfactory agreement from any successor to the Corporation and/or the Operating Partnership to assume and agree to perform the Corporation’s and/or the Operating Partnership’s obligations under this Agreement; or (ii) any material breach of this Agreement by the Corporation and/or the Operating Partnership (including the failure to pay fees or other amounts payable to the Advisor hereunder) that remains uncured for a period of thirty (30) days following the date on which the Advisor has provided written notice of such material breach to the Corporation and/or the Operating Partnership.

Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Corporation through all Offerings, without deduction for Sales Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Sales Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Corporation are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

Independent Director. Independent Director shall have the meaning set forth in the Charter.

Independent Expert. A Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by any Company Entity.

Joint Ventures. The joint venture, co-investment, co-ownership, partnership arrangements or other investment entities in which any Company Entity is a co-venturer, co-owner, general partner or interest holder with one or more other Persons that are not Affiliated with any Company Entity, which are established to acquire or hold Real Estate Assets.

Listing. The listing of the Shares on a national securities exchange or the receipt by the Corporation’s stockholders of securities that are listed on a national securities exchange in exchange for the Corporation’s common stock. Upon such Listing, the Shares shall be deemed listed.

Mortgages. In connection with mortgage financing acquired, invested in, originated or participated in by any Company Entity, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

NASAA REIT Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts as adopted by the members of the North American Securities Administrators Association, Inc. on May 7, 2007.

Net Income. For any period, total revenues of the Company Entities applicable to such period, less the total expenses of the Company Entities applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of Real Estate Assets.

Offering. The public offering of Shares pursuant to a Prospectus.

Operating Partnership. Operating Partnership shall have the meaning set forth in the preamble of this Agreement.

Operating Partnership Agreement. The Agreement of Limited Partnership among the Corporation, the Advisor and the Operating Partnership, as amended from time to time.

OP Unit. Units of limited partnership interest in the Operating Partnership.

Organization and Offering Expenses. Any and all costs and expenses, other than the Sales Commission and the Dealer Manager Fee, incurred in connection with the formation of the Corporation and/or the Operating Partnership and the qualification and registration of an Offering, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including accountants’ and attorneys’ fees. For any Offering, the Organization and Offering Expense allowance paid by the Corporation in connection with its formation will not exceed one percent (1.0%) of the Gross Proceeds of such Offering.

Person. An individual, corporation, partnership, trust, joint venture, limited liability company or other entity.

Primary Gross Proceeds. Gross Proceeds only with respect to the sale of Shares through a primary Offering, which excludes the sale of Shares in connection with the Corporation’s dividend reinvestment plan.

Property or Properties. All or a portion of the Real Property or Real Properties acquired directly by any Company Entity or indirectly through Joint Ventures.

Prospectus. Prospectus shall have the meaning set forth in Section 2(10) of the Securities Act, including a preliminary Prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

Real Estate Asset. Any Real Property, Property, Mortgage or other debt instrument, equity or debt security or other investment that is secured by or related to Real Property (other than investments in bank accounts, money market funds or other current assets), including, mortgages, mortgage pools, mortgage-backed securities, preferred equity interests, mezzanine loans and equity interests in REITs.

Real Property. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

REIT. A “real estate investment trust” under Sections 856 through 860 of the Code or as may be amended.

Sales Commission. (i) With respect to the primary Offering, up to seven percent (7.0%) of the Primary Gross Proceeds and (ii) with respect to Gross Proceeds from the sale of Shares under the Corporation’s dividend reinvestment plan, up to three percent (3.0%) of the Gross Proceeds from the sale of all such Shares; in each case payable to the Dealer Manager and reallowable to Soliciting Dealers with respect to Shares sold by them.

Securities. The term “Securities” shall mean any of the following issued by the Corporation, as the context requires: transferable shares of beneficial interest of any class or series, including common shares or preferred shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

Securities Act. The Securities Act of 1933, as amended.

Shares. The shares of the common stock of the Corporation sold in any Offering.

Soliciting Dealers. Broker-dealers who are members of FINRA, or that are exempt from broker-dealer registration, and who, in either case, have executed selected dealer or other agreements with the Dealer Manager to sell Shares.

Stockholders. The registered holders of the Shares.

Termination Date. The date of termination of this Agreement.

Termination Event. The termination or nonrenewal of this Agreement (i) in connection with a merger, sale of Real Estate Assets or other transaction involving the Corporation pursuant to which a majority of the Directors then in office are replaced or removed, (ii) by the Advisor for Good Reason or (iii) by the Corporation and the Operating Partnership other than for Cause.

Total Operating Expenses. All costs and expenses paid or incurred by any Company Entity, as determined under GAAP, that are in any way related to the operation of the Corporation or any other Company Entity or to the business of any of the Company Entities, including Asset Management Fees, property management fees, lease commissions and other operating fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees, (vi) real estate commissions on the sale of Real Estate Assets and (vii) Acquisition Fees, Acquisition Expenses, construction management fees, development fees and any other fees and expenses connected with the disposition, management and ownership of Real Estate Assets (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). Notwithstanding the definition set forth above, any expense of any Company Entity which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

Total Project Cost. With respect to any Real Estate Asset, the sum of the Contract Purchase Price, the Development Costs and the Construction Costs.

2%/25% Guidelines. For any year in which the Corporation qualifies as a REIT, the requirement pursuant to the NASAA REIT Guidelines that, in any twelve (12) month period, Total Operating Expenses not exceed the greater of (i) two percent (2.0%) of the Average Invested Assets during such twelve (12) month period or (ii) twenty-five percent (25.0%) of the Net Income during such twelve (12) month period.

2.             APPOINTMENT. The Corporation and the Operating Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

3.             DUTIES OF THE ADVISOR. The Advisor undertakes to use its reasonable efforts to present to the Corporation and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Corporation as determined and adopted from time to time by the Board of Directors. In performance of this undertaking, subject to the supervision of the Board of Directors and consistent with the provisions of the Charter and Bylaws and the Operating Partnership Agreement, the Advisor shall, either directly or indirectly by engaging an Affiliate of the Advisor;

(a)       serve as the Corporation’s and the Operating Partnership’s investment and financial advisor and provide research and financial and statistical data in connection with the acquisition, management, ownership, operation and disposition of Real Estate Assets and the Corporation’s investment policies;

(b)       provide for the daily management of the Company Entities and perform and supervise the various administrative functions reasonably necessary for the management of the Company Entities;

(c)       investigate, select and, on behalf of the Company Entities, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the services hereunder, including but not limited to entering into contracts as agent for and in the name of any one or more of the Company Entities with any of the foregoing;

(d)       consult with the officers and Board of Directors and assist the Board of Directors in the formulation and implementation of the Corporation’s financial, investment and borrowing policies, and, as necessary, furnish the Board of Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Corporation and in connection with any borrowings proposed to be undertaken by the Company Entities;

(e)       subject to the provisions of Sections 3(i) and 4 hereof on behalf of and/or as agent for and in the name of one or more of the Company Entities, (i) locate, analyze and select potential investments, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments will be made and subsequently disposed; (iii) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, investments; (iv) enter into leases and service or other contracts for Real Estate Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Real Estate Assets; (v) make investments in compliance with the investment objectives and policies of the Corporation; provided, however, the Advisor shall not invest in any equity securities of any Affiliate of the Advisor unless a majority of the disinterested Board of Directors, including a majority of the Independent Directors, previously approve the transaction as fair, competitive and commercially reasonable and, if applicable, on substantially the same terms and conditions as the terms and conditions as other similar Joint Ventures;

(f)        actively oversee and manage Real Estate Assets held by the Company Entities for purposes of meeting the investment objectives of the Corporation by providing, from time to time, various real estate services, including without limitation, development management, property management, construction management, leasing, finance, marketing, brokerage and asset management services;

(g)       select partners for Joint Ventures, negotiate the terms of corresponding agreements and monitor these investments and relationships;

(h)       upon request, provide the Board of Directors with periodic reports regarding prospective investments;

(i)        subject to clause (j) below, obtain the prior approval of the Board of Directors, any particular Directors specified by the Board of Directors or any committee of the Board of Directors, as the case may be, for any and all investments in and dispositions of Real Estate Assets;

(j)        as agent for and in the name of one or more of the Company Entities make investments in and dispositions of Real Estate Assets within the discretionary limits and authority as granted by the Board of Directors;

(k)       negotiate on behalf of one or more of the Company Entities with banks or other lenders for loans to be made to any Company Entity, and negotiate on behalf of one or more of the Company Entities with investment banking firms and broker-dealers or negotiate private sales of Shares and Securities or obtain loans for the Company Entities, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, the payment of any and all fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company Entities;

(l)        obtain reports (which may but are not required to be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments in Real Estate Assets;

(m)      from time to time, or at any time reasonably requested by the Board of Directors, make reports to the Board of Directors of its performance of services to the Corporation and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;

(n)       provide the Company Entities with cash management services;

(o)       deliver to or maintain on behalf of the Company Entities copies of all appraisals or other valuation reports obtained in connection with the investments in Real Estate Assets as may be required to be obtained by the Board of Directors;

(p)       notify and obtain the approval of the Conflicts Committee and a majority of the Board of Directors (including a majority of the Independent Directors) for all affiliated transactions between any Company Entity and the Advisor or the Affiliate of the Advisor before such transactions are completed;

(q)       participate with the Board of Directors, as appropriate, in discussions regarding when and whether to sell any Company Entity or liquidate the Real Estate Assets;

(r)        assist the Corporation and the Operating Partnership in any private placement of OP Units, tenancy-in-common or other interests in Real Estate Assets as may be approved by the Board of Directors; and

(s)        do all things necessary to assure its ability to render the services described in this Agreement.

Notwithstanding the foregoing, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor or any Affiliate remains responsible for the performance of the duties set forth in this Section 3.

4.             AUTHORITY OF ADVISOR.

(a)       Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board of Directors over the management of the Corporation, the Board of Directors hereby delegates to the Advisor the authority as agent for and in the name of any one or more of the Company Entities, to (i) locate, analyze and select investment opportunities, (ii) structure the terms and conditions of transactions pursuant to which investments will be made, acquired or disposed of for the Company Entities, (iii)  acquire and dispose of investments in compliance with the investment objectives and policies of the Corporation, (iv) arrange for financing or refinancing for Real Estate Assets, (v) enter into leases and service or other contracts for Real Estate Assets, (vi) oversee property managers who perform services for the Company Entities, (vii) oversee Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement and (viii) manage accounting and other record-keeping functions for the Company Entities.

(b)       The prior approval of the Conflicts Committee and a majority of the Board of Directors (including a majority of the Independent Directors) will be required for each transaction to which a Company Entity and the Advisor or any of its Affiliates are parties, other than the payment of fees for services to be provided by the Advisor or any of its Affiliates as provided for in this Agreement. The Board of

Directors may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 4. If and to the extent the Board of Directors so modifies or revokes the authority contained herein, the Advisor shall henceforth submit to the Board of Directors for prior approval such proposed transactions involving investments in Real Estate Assets as thereafter require prior approval, provided however, that such modification or revocation shall be effective upon receipt by the Advisor of written notice of such modification or revocation and shall not be applicable to investment transactions to which the Advisor has committed any Company Entity prior to the date of receipt by the Advisor of such notification.

5.         BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name for the account of any Company Entity or in the name of any Company Entity and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of any Company Entity, under such terms and conditions as the Board of Directors may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and to the auditors of the Corporation.

6.         RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board of Directors and by counsel, auditors and authorized agents of the Corporation, at any time or from time to time during normal business hours upon reasonable advance notice. The Advisor shall at all reasonable times have access to the books and records of the Company Entities.

7.         LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Corporation as a REIT, (b) subject the Corporation to regulation under the Investment Corporation Act of 1940, as amended, (c) subject the Corporation to regulation as an employee benefit plan under ERISA or the Code or (d) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Corporation, its Shares or its Securities, or otherwise not be permitted by the Charter or Bylaws, except if such action shall be ordered by the Board of Directors, in which case the Advisor shall notify promptly the Board of Directors of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board of Directors so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and stockholders, directors and officers of the Advisor’s Affiliates shall not be liable to the Operating Partnership or to the Corporation or its Board of Directors, Stockholders or partners, or any other Company Entity and any of its equity holders, as the case may be, for any act or omission by the Advisor, its stockholders, directors, officers, employees, agents or representatives, or stockholders, directors, officers, partners, managers, members, agents or representatives of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Section 19 of this Agreement.

8.         RELATIONSHIP WITH DIRECTORS. Subject to Section 7 of this Agreement and to restrictions advisable with respect to the qualification of the Corporation as a REIT, directors,

officers, managers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate, may serve as a Director and as officers of the Corporation, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Corporation shall receive any compensation from the Corporation for serving as a Director or officer of the Corporation other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Directors and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Charter.

9.             FEES.

(a)       Acquisition Fees; Development Fees; Construction Management Fees. The Advisor shall receive Acquisition Fees in connection with each Real Estate Asset acquired by or on behalf of any Company Entity. For investments in Real Property, the Acquisition Fee will vary depending on whether the Real Property acquired is in the operational stage or the development or construction stage. For each Real Property acquired in the operational stage, the Acquisition Fee is an amount equal to one percent (1.0%) of the Contract Purchase Price (or the proportional interest of such Acquisition Fee with respect to Real Property held in Joint Venture). For each Real Property acquired prior to or during the development or construction stage, the Acquisition Fee will be (i) an amount equal to one percent (1.0%) of the Contract Purchase Price (or the proportional interest thereof with respect to Real Property held in a Joint Venture), plus (ii) a development fee that is usual and customary for comparable projects in the geographic market of the project, but in no event will such fee exceed three percent (3.0%) of Development Costs, plus (iii) a construction management fee that is usual and customary for comparable projects in the geographic market of the project, but in no event will such fee exceed one percent (1.0%) of Construction Costs; provided, however, that the Corporation will only pay such development or construction management fees to the Advisor if the Advisor provides, directly or indirectly, the development or construction management services, respectively. The Advisor also is entitled to receive Acquisition Fees of one percent (1.0%) of the Contract Purchase Price in connection with the acquisition of any Real Estate Asset other than Real Property (or the proportional interest such Acquisition Fee with respect to Real Estate Asset held in any Joint Venture). The sum of (A) all Acquisition Fees (together with all development and construction management fees) payable with respect to any Real Estate Asset, plus (B) all Acquisition Expenses reimbursed to the Advisor pursuant to Section 10 shall not exceed six percent (6.0%) of the Total Project Cost of such Real Estate Asset unless fees and expenses in excess of such amount are approved by a majority of the Board of Directors, including a majority of the Independent Directors. Any Acquisition Fees or Acquisition Expenses paid to the Advisor in excess of the limitation set forth in the preceding sentence shall be repaid by the Advisor to the Corporation or, at the option of the Corporation, subtracted from the Acquisition Fees and Acquisition Expenses paid for subsequent investments.

(b)	Real Estate Sales Commissions.

(i)        Sales Commission. If the Advisor or an Affiliate of the Advisor provides a substantial amount of the services, including assistance in the preparation of an investment package, in connection with the sale by any Company Entity of one or more Real Estate Assets, the Advisor or an Affiliate thereof shall receive a real estate sales commission equal to one percent (1.0% ) of (i) the Contract Sales Price of such Real Estate Asset or (ii) in the event that such Real Estate Asset is owned by a Joint Venture, the pro rata share of the Contract Sales Price.

(ii)       Limits on Sales Commission. The real estate sales commission may be paid to the Advisor and its Affiliates in addition to real estate commissions paid to Persons not Affiliated with the Advisor, provided that the total real estate commissions paid to all Persons by the applicable Company Entity with respect to the sale of any such Real Estate Asset shall not exceed an amount equal to three percent (3.0%) of (x) the Contract Sales Price or (y) in the event the Real Estate Asset is owned by a Joint Venture, the pro rata share of the Contract Sales Price, as applicable, of the subject Real Estate Asset. In addition, the total of all real estate sales commission payable with respect to the sale of any Real Estate Asset shall not exceed the lesser of (A) the Competitive Real Estate Commission and (B) six percent (6.0%) of the Contract Sales Price (or in the event the Real Estate Asset is owned by a Joint Venture, the pro rata share of the Contract Sales Price).

(c)       Asset Management Fee. The Advisor shall receive an Asset Management Fee as partial compensation for services rendered in connection with the management and disposition of the Real Estate Assets owned by the Company Entities. The Asset Management Fee shall be payable by the Corporation or the Operating Partnership in cash or in Shares at the option of the Advisor, and may be deferred, in whole or in part, from time to time, by the Advisor with interest payable at an annual rate equal to eight percent (8.0%). The Asset Management Fee shall be the greater of (i) a monthly fee equal to one-twelfth (1/12) of three-fourths percent (0.75%) of the Contract Purchase Price (before non-cash reserves and depreciation) of each Real Estate Asset held by the Company Entities (or the proportional interest therein with respect to Real Estate Asset held in Joint Ventures or real estate entities that the Corporation consolidates for financial reporting purposes in accordance with GAAP) or (ii) a monthly fee equal to one-twelfth (1/12) of one and one-fourth percent (1.25%) of the Primary Gross Proceeds. With the exception of any portion of the Asset Management Fee related to the disposition of Real Estate Assets, which shall be payable at the time of such disposition, the Asset Management Fee shall be payable on the 1st day of each month.

(d)       Property Management Fees and Leasing Commissions. The Advisor shall receive property management fees and leasing commissions as compensation for services rendered in connection with the management of the Properties and the lease of the Properties, respectively.

(i)        For the management of Property, the property management fee will vary depending on whether the Property is for commercial use or multi-family residential use. With respect to any commercial Property, the fee for property management services shall equal three percent (3.0%) of the gross rental receipts paid by the tenants of such Property. With respect to any multi-family residential Property, the fee for property management services shall equal four percent (4.0%) of the gross rental receipts paid by the tenants of such Property. The property management fees shall be payable on a monthly basis by the Corporation (or by the Company Entity that owns the applicable Property) to the Advisor in cash. The Advisor may subcontract its property management duties to a third party for a fee, which fee may be less than the applicable property management fee set forth in this Section 9(d) and the Advisor shall be entitled to retain the difference between the property management fee and the subcontract fee. In the event that the Advisor subcontracts its property management duties with respect to some or all of the Properties, the fees payable for such subcontracted services may be paid (X) by the Corporation (or by the Company Entity that owns the applicable Property) directly to the subcontractor and deducted from the monthly property management fee payable to the Advisor by the Corporation (or by the Company Entity that owns the applicable Property) or (Y) directly by the Advisor to the subcontractor.

(ii)       The leasing commissions shall be payable as follows: (A) fifty percent (50%) of such commission is payable upon execution of a lease with respect to any Property and

(B) the remaining portion of the term of such commission is payable upon the commencement of the term of such executed lease. The leasing commission with respect to any Property shall be equal to the market rate leasing commissions in the geographic market of such Property and shall be payable to the Advisor by the Corporation (or by the Company Entity that owns the applicable Property).

(e)       Operating Partnership Interests. The Corporation has made a capital contribution of $1,000 to the Operating Partnership in exchange for general partnership interests in the Operating Partnership. The Advisor has made a capital contribution of (i) $200,000 to the Operating Partnership in exchange for OP Units and (ii) $1,000 to the Operating Partnership in exchange for Advisor OP Units. Upon the earliest to occur of the termination or nonrenewal of this Agreement for Cause, a Termination Event or a Listing, all of the Advisor OP Units shall be redeemed (or, in connection with a Listing, converted to OP Units at the election of the holder of the Advisor OP Units) by the Operating Partnership in accordance with the terms of the Operating Partnership Agreement. If the holder of the Advisor OP Units elects to convert the Advisor OP Units into OP Units in connection with a Listing, the holder of the Advisor OP Units shall retain the right to have its OP Units redeemed in accordance with the terms of the Operating Partnership Agreement. In addition to the rights set forth in this Section 9(e) with respect to the Advisor OP Units and the OP Units, the Advisor shall be entitled all distributions on such Advisor OP Units and OP Units in accordance with the Operating Partnership Agreement for so long as it holds such Advisor OP Units and/or OP Units.

(f)        Loans from Affiliates. The Advisor or any Affiliate thereof may not make any loan to any Company Entity unless the Conflicts Committee and a majority of the Board of Directors (including a majority of the Independent Directors) approve the loan as being fair, competitive, and commercially reasonable and no less favorable to such Company Entity than loans between unaffiliated parties under the same circumstances.

(g)       Exclusion of Certain Transactions. In the event any Company Entity shall propose to enter into any transaction in which an officer or director of such Company Entity, the Advisor, or any Affiliate of such Company Entity or the Advisor has a direct or indirect interest, then such transaction shall be approved by the Conflicts Committee and a majority of the Board of Directors (including a majority of the Independent Directors) as fair and reasonable to such Company Entity.

10.	EXPENSES.

(a)       In addition to the compensation paid or payable to the Advisor pursuant to Section 9 hereof, the Corporation or the Operating Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company Entities pursuant to this Agreement, including, but not limited to:

(i)        Up to one percent (1.0%) of Gross Proceeds as an Organization and Offering Expense allowance; provided, however that the sum of the Organization and Offering Expenses, Sales Commissions and Dealer Manager Fees do not exceed fifteen percent (15.0%) of the Gross Proceeds as of the date of reimbursement of the Organization and Offering Expenses. (The Advisor may use all or a portion of this allowance to pay for the Organization and Offering Expenses, including certain distribution-related expenses of the Dealer Manager

Table of Contents

and Soliciting Dealers, and will retain the balance. Subject to Section 10(c) below, the Advisor or an Affiliate of the Advisor will be responsible for the cumulative Organization and Offering Expenses (which may include reimbursement of the bona fide due diligence expenses of the Dealer Manager and Soliciting Dealers) that are not deemed by FINRA to be underwriting compensation to the extent that such expenses exceed the amount remaining from the one percent (1.0%) Organization and Offering Expense allowance, without recourse against or reimbursement by the Corporation);

(ii)       all development fees and construction management fees paid to any Person not affiliated with the Advisor in connection with the actual development and construction of a project;

(iii)      subject to the limit set forth in Section 9(a), all Acquisition Expenses paid by the Advisor or any of its Affiliates in connection with the selection, acquisition, development or origination of any Real Estate Asset, whether or not acquired;

(iv)      the actual cost of goods and services used by the Company Entities and obtained from entities not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of any securities;

(v)       interest and other costs for borrowed money, including discounts, points and other similar fees;

(vi)      taxes and assessments on income of the Company Entities or any Real Estate Assets owned by the Company Entities and any other taxes otherwise imposed on the Company Entities;

(vii)     costs associated with insurance required in connection with the business of the Company Entities or by their officers and Directors;

(viii)    expenses of managing and operating the Real Estate Assets of the Company Entities, whether payable to an Affiliate of the Corporation or a non-Affiliated Person;

(ix)      all expenses in connection with payments to the Directors and meetings of the Directors and Stockholders;

(x)       expenses associated with a Listing, if applicable, or with the issuance and distribution of Shares and Securities, such as sales commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other Organization and Offering Expenses;

(xi)      expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Corporation to the Stockholders or by the Operating Partnership to its partners;

(xii)     expenses of organizing, revising, amending, converting, modifying, or terminating the Corporation or the Charter, the Operating Partnership Agreement or the organizational documents of any other Company Entity;

(xiii)    expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiv)    administrative service expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee); and

(xv)     audit, accounting and legal fees and other fees for professional services relating to the operations of the Company Entities and all such fees incurred at the request, or on behalf of, the Independent Directors or any committee of the Board of Directors.

(b)       Expenses incurred by the Advisor on behalf of the Company Entities and payable pursuant to this Section 10 shall be reasonably documented by the Advisor and shall be reimbursed no less than monthly to the Advisor. In addition, the Advisor shall prepare a statement documenting the expenses of the Company Entities (including the Total Operating Expenses) and the calculation of the Asset Management Fee during each quarter, and shall deliver such statement to the Corporation within forty-five (45) days after the end of each quarter.

(c)       A majority of the Independent Directors may increase in their discretion at any time or from time to time the Organization and Offering Expense allowance set forth in Section 10(a)(i); provided, however, (i) any such increase shall be subject to the fifteen percent (15.0%) limitation described in Section 10(a)(i), and (ii) there shall be sent to the Stockholders within sixty (60) days after such increase a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining such increase was justified.

11.         OTHER SERVICES. In the event that the Board of Directors request that the Advisor or any director, officer, employee or Affiliate thereof render services for the Company Entities other than as set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors of the Corporation, subject to the limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Agreement.

12.         REIMBURSEMENT TO THE ADVISOR. Notwithstanding anything herein to the contrary, for any year in which the Corporation qualifies as a REIT, the Corporation shall not reimburse the Advisor at the end of any fiscal quarter for the Total Operating Expenses that, in the four (4) consecutive fiscal quarters then ended (the “Expense Year”), exceed the 2%/25% Guidelines for such period (the “Excess Amount”). Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid by the Advisor to the Corporation or, at the option of the Corporation, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter unless a majority of the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then the Excess Amount may be paid and within sixty (60) days after the end of such Expense Year there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

13.           OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, member, manager, partner or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services. The Advisor may, with respect to any investment in which any Company Entity is a participant (whether directly or indirectly), also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. It is contemplated that the Company Entities may enter into joint ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such joint ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor may earn fees for rendering such advice and service. The parties to this Agreement hereby acknowledge that the Advisor may provide advice and render services to Persons that will compete with the Company Entities for investments.

The Advisor shall report to the Board of Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Corporation and its obligations to or its interest in any other partnership, corporation, limited liability company, firm, individual, trust or association. The Advisor or its Affiliates shall promptly disclose to the Board of Directors knowledge of such condition or circumstance. If the Advisor or any Affiliate thereof (including any Director that is an Affiliate of the Advisor) has sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Corporation, it shall be the duty of the Conflicts Committee to ensure that the Advisor and its Affiliates follow the method approved by the Conflicts Committee, by which investments are to be allocated to the competing investment entities and to use their reasonable efforts to ensure that such method is applied fairly to the Corporation.

In the event that the Advisor is presented with a potential investment which might be made by the Corporation or the Operating Partnership and by another investment entity which the Advisor advises or manages, the Advisor shall consider the investment portfolio and criteria of each entity relating to risk, income stability and capital preservation; cash flow and cash requirements of each entity; the anticipated cash flow of the investment; the size of the investment; the effect of the acquisition on the diversification of each entity’s portfolio by investment type and geographic area; the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage; the funds of each entity available for investment and the length of time such funds have been available for investment; and whether the investment is appropriate for a REIT. In the event that an investment opportunity becomes available which the Advisor determines is suitable for the Corporation or the Operating Partnership based on the criteria set forth above, then the investment opportunity shall be offered to the Corporation or the Operating Partnership, consistent with and subject to the allocation method approved by the Conflicts Committee. The Advisor shall report to the Conflicts Committee within forty-five (45) days after the end of each fiscal quarter (or more frequently as reasonably requested by the Conflicts Committee) the investments that have been purchased by the Advisor or its Affiliates or other Persons for whom our Advisor or one of its Affiliates serves as investment advisor.

14.           TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force for a period of one (1) year from the date hereof, subject to an unlimited number of successive one-year renewals unless either party gives notice of termination no later than sixty (60) days prior to the expiration of the then-current term. It is the duty of the Conflicts Committee to evaluate the performance of the Advisor annually before allowing the Agreement to automatically renew, and each such renewal shall be for a term of no more than one (1) year.

15.           TERMINATION BY THE PARTIES. This Agreement may be terminated (i) immediately by the Corporation and/or the Operating Partnership for Cause, (ii) upon sixty (60) days written notice without Cause and without penalty by a majority of the Independent Directors of the Corporation or by the Advisor, (iii) upon sixty (60) days written notice with Good Reason by the Advisor or (iv) immediately by the Corporation and/or the Operating Partnership in connection with a merger or sale of Real Estate Assets or transaction involving the Corporation pursuant to which a majority of the Directors then in office are replaced or removed.

16.           ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate or Affiliates of the Advisor with the approval of the Conflicts Committee and a majority of the Board of Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Board of Directors. This Agreement shall not be assigned by the Corporation or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Corporation or the Operating Partnership to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Corporation or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Corporation and the Operating Partnership are bound by this Agreement.

17.	PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

(a)       After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Corporation or the Operating Partnership (or the applicable Company Entity) within thirty (30) days after the Termination Date all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.

(b)       The Advisor shall promptly upon termination:

(i)        pay over to the Corporation and the Operating Partnership all money collected and held for the account of the Corporation and the Operating Partnership (or any other Company Entity) pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)       deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors;

(iii)      deliver to the Board of Directors all documents relating to the Real Estate Assets owned by the Company Entities and documents of the Corporation and the Operating Partnership (and the other Company Entities) then in the custody of the Advisor; and

(iv)      cooperate with the Corporation and the Operating Partnership to provide an orderly management transition.

18.       INDEMNIFICATION BY THE CORPORATION AND THE OPERATING PARTNERSHIP. The Corporation and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners, members, managers, owners, employees, agents and representatives, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland or the Charter. Notwithstanding the foregoing, the Corporation and the Operating Partnership may not indemnify or hold harmless the Advisor, its Affiliates, or any of their respective officers, directors, partners, employees, members, managers, owners, agents and representatives in any manner that would be inconsistent with the provisions of Section II.G of the NASAA REIT Guidelines.

19.       INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Corporation and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses, including reasonable attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, gross misconduct, gross negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Advisor.

20.       NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Corporation:

Prime Realty Income Trust, Inc.
c/o The Prime Group, Inc.
321 North Clark Street
Suite 2500
Chicago, Illinois 60654
Attn: Michael W. Reschke

With a copy (which shall not constitute notice) to:
Prime Realty Income Trust, Inc.
c/o The Prime Group, Inc.
321 North Clark Street
Suite 2500
Chicago, Illinois 60654
Attn: General Counsel

To the Operating Partnership:

Prime Realty Income Partnership, LP
c/o The Prime Group, Inc.
321 North Clark Street
Suite 2500
Chicago, Illinois 60654
Attn: Michael W. Reschke

With a copy (which shall not constitute notice) to:
Prime Realty Income Partnership, LP
c/o The Prime Group, Inc.
321 North Clark Street
Suite 2500
Chicago, Illinois 60654
Attn: General Counsel

To the Advisor:

The Prime Group, Inc.
321 North Clark Street
Suite 2500
Chicago, Illinois 60654
Attn: Michael W. Reschke

With a copy (which shall not constitute notice) to:
The Prime Group, Inc.
321 North Clark Street
Suite 2500
Chicago, Illinois 60654
Attn: Robert J. Rudnik

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 20.

21.           MODIFICATION. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

22.           SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

23.           CONSTRUCTION. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Illinois.

24.           ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

25.           NO WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

26.           GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. All dollar amounts referenced herein shall be deemed to refer to United States dollars. All references herein to the term “including” shall be deemed and construed to mean “including, without limitation”.

27.           TITLES NOT TO AFFECT INTERPRETATION. The titles of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

28.           EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument, and may be delivered by facsimile or electronic transmission, with such facsimile or electronic transmission to be considered final and effective. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

29.           INITIAL INVESTMENT. The Advisor has made a capital contribution of $200,000 to the Operating Partnership in exchange for OP Units and $1,000 to the Operating Partnership in exchange for Advisor OP Units. The Advisor may not sell any of the OP Units or Advisor OP Units while the Advisor acts in such advisory capacity to the Corporation; provided, that such OP Units and Advisor OP Units may be transferred to any Affiliate of the Advisor. The restrictions included above shall not apply to any other Securities acquired by the Advisor or its Affiliates. The Advisor shall not vote any Shares it now owns, or hereafter acquires, in any vote for the election of Directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

PRIME REALTY INCOME TRUST, INC.

By:
Name:
Title:

PRIME REALTY INCOME PARTNERSHIP, LP By: Prime Realty Income Trust, Inc. Its: General Partner

By:
Name:
Title:

THE PRIME GROUP, INC.

By:
Name:
Title: